                                   FORM OF
                         GENERAL PARTNERSHIP AGREEMENT

          GENERAL PARTNERSHIP AGREEMENT dated as of ________, 199_, by and among the commodity pools (each, a "Partner" and, collectively, the "Partners") signatory from time to time hereto, each of which has as its sole general partner Heinold Asset Management, Inc. ("HAMI"), a "commodity pool operator" registered with the Commodity Futures Trading Commission (the "CFTC").

                                    General

          1. Name. The name of the partnership shall be Heinold General Partnership Account __ ("the Partnership").

          2. Principal Place of Business. The principal place of business of the Partnership shall be at 440 South LaSalle Street, 20th Floor, Chicago, Illinois 60605, the principal place of business of Heinold Asset Management, Inc., the general partner of each Partner.

          3. Objective. The objective of the General Partnership is to permit the Partners to participate pro rata in the trading management - exclusively in the futures and forward markets - of a single "commodity trading advisor" (the "Advisor") implementing a single trading strategy (the "Trading Approach"). The Partners, by unanimous consent, may change the Advisor and/or the Trading Approach used by the Partnership, but the Partnership must at all times retain a single Advisor implementing a single Trading Approach.

               At any time any Partner may call for a vote of all Partners on whether to continue to retain the Advisor to manage the Partnership's assets. Unless a majority of the Partners (by number, not by interest based on relative capital account balances) affirmatively vote to continue to retain the Advisor, the Advisor will be replaced by such other advisor as may be selected by the unanimous vote of the Partners.

          4. Admission of Partners. Only an entity which: (i) is organized in the United States; (ii) constitutes a "commodity pool" within the meaning of the rules and regulations of the CFTC and is operated in full compliance with such rules and regulations; (iii) of which HAMI is the sole general partner (and of which one of HAMI, Heinold Commodities, Inc. or Geldermann Futures Management Corp. has at all times been the sole general partner); (iv) is organized in the United States and has been in continuous operation since January 1, 1991 (with the exception of New Century Currency and Financial Fund L.P.); and (v) has a net asset value (with the exception of The Future Fund), as of the date hereof, of less than $6,000,000, shall be eligible to be admitted as a Partner.

               Only the qualified commodity pools described above may be admitted to the Partnership. No third party (including HAMI acting for its own account) may contribute capital to, or share in the profits or losses of, the Partnership.

               Partners may only be admitted to the Partnership, and make an initial capital contribution thereto, with the unanimous consent of all current Partners.

               Upon admission, each Partner will execute a counterpart of this Agreement, thereby agreeing to be bound by all the provisions hereof.

          5. Capital Contributions and Withdrawals. Upon admission to the Partnership as provided in Section 4 above, each Partner shall make the initial capital contribution approved by the unanimous consent of the current Partners as therein provided. Subsequent capital contributions may be made by Partners at any time, but only with the unanimous consent of all then current Partners.

               Any Partner may withdraw from the Partnership, in whole or in part, at any time, and from time to time, upon notice to each other Partner, but without need of obtaining any Partner's consent. A Partner may also be required to withdraw by unanimous vote of the other Partners and shall be deemed to have been mandatorily withdrawn in the event that such Partner no longer meets the eligibility criteria for admission to the Partnership set forth in Section 4 hereof.

               All capital contributions must be fully-funded, either in cash or by "committed funds" letters. Furthermore, if "committed funds" letters are used, all Partners' capital contributions must be in the same proportion of actual funds and committed funds. No "notional" funding of any capital account will be permitted.

          6. Authority of Partners; Access to Information. Nothing herein contained shall be construed to require any person to inquire as to the authority of any of the Partners to act on behalf of, or bind, the Partnership within the scope of this Agreement and the purposes of the Partnership. Each Partner has full authority to bind and obligate the Partnership in all matters within the scope of the activities herein contemplated.

               Each Partner will be permitted full access to all information relating to the Partnership's trading under the direction of the Advisor as if each Partner had an individual managed account with the Advisor, in order to enable each Partner to manage and control its participation in the Partnership in an informed manner.

               Each Partner may request information from the Advisor concerning the performance of the Partnership, without need of seeking the consent or approval of any other Partner.

               The Partnership shall only enter into brokerage arrangements with commodity brokers which agree that they will, upon request by any Partner, furnish directly to each Partner copies of the confirmations of all trades executed on behalf of the Partnership.

          7. Interest in Other Transactions. Nothing in this Agreement shall prohibit any Partner from: (i) participating in other partnerships or entities engaged in trading commodity interests under the direction of a manager other than the Advisor; (ii) buying or selling commodity interests for its own account, including the same or different such interests as those held by the Partnership; or (iii) engaging in any other commercial trading or investing activity whether or not competitive with the activities of the Partnership, and neither the Partnership nor any other Partner shall have any interest therein or in the profits therefrom.

           8. Exclusivity. Notwithstanding the provisions of Section 7 hereof, each Partner agrees that during the term of this Agreement, such Partner will not place any assets under the management of the visor other than through participating in the Partnership.

          9. Time Commitment. The Partners shall not be required to devote any more of their business time to the activities of the Partnership than they shall deem necessary or advisable.

          10. Personal Property; Partnership Property. Each Partner's interest in the Partnership shall be personal property for all purposes. All property owned by the Partnership shall be deemed to be owned by the Partnership as an entity, and no Partner individually shall have any direct ownership right in such property.

               The assets and liabilities of the Partnership, including, without limitation, the futures and forward market positions held by the Partnership, shall constitute Partnership property, and no Partner shall have any interest in such Partnership property, but rather an interest in the Partnership, which shall itself be the owner of such futures and forward market positions and other assets and liabilities.


                           Partners' Representatives

          11. Designation of Representatives. Each of the Partners shall, by notice to all other Partners, designate, which designation may be changed by each Partner at any time by notice to all other Partners, a natural person to act as such Partner's representative ("Representative") which shall act on behalf of such Partner in all matters relating to the Partnership; provided that at no time may the Partners, collectively, have fewer than four different individual Representatives.

          12. Meetings of Representatives. Any Partner may, by notice to the other Partners, convene a meeting of the Representatives at any time during normal business hours upon no less than five (5) business days' notice; provided that all Representatives must be in attendance at any such meeting.

               At a meeting of Representatives, any matters relating to the operation of the Partnership may be resolved by majority vote of the Partners (with the Representatives acting as the Partners' proxies); provided that no Partner's right to share pro rata in the profits and losses of the Partnership based on the cash balance in such Partner's capital account or its voting rights as provided herein shall be abridged or amended in any respect without the consent of such Partner (through its Representative).

               The Representatives, as a group, shall liaise with the Advisor concerning the management of the Partnership's trading and provide the Advisor with information concerning capital contributions and withdrawals from the Partnership, and the timing thereof.

               The Representatives shall serve only as proxies for and representatives of the Partners. No Partner shall in any respect be deemed to have contracted with any Representative to provide any management to such Partner in respect of its participation in the Partnership.

          13. Reports of Representatives. Each Representative shall report, in the monthly reports transmitted by HAMI to each of the investors in the respective Partners, pursuant to applicable CFTC regulations, any information which such Representative deems appropriate to the investors in such Partner, and shall be available to answer any questions raised by such investors.

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

                           Financial and Tax Matters

          14. Allocation of Profits and Losses for Financial and Tax Purposes. The gross profits and losses of the Partnership (including interest income) shall be allocated, for financial purposes, among the Partners, i.e., pro rata, based on the cash balances in their respective capital accounts.
Each Partner's pro rata interest in the Partnership shall be determined at the time of each capital contribution or withdrawal, giving effect thereto, and otherwise as of the beginning of each calendar month. Items of profit and loss for tax purposes shall be allocated, for tax purposes, on the same basis as they are allocated for financial purposes, in a manner consistent with Section 704 of the Internal Revenue Code (including, without limitation, a "Qualified Income Offset").

               Each Partner, by becoming a Partner, agrees to contribute all such amounts to the Partnership as may be necessary to ensure that all Partners' capital accounts are reduced pro rata in the event that the Partnership incurs losses.

               In no event will the capital account of any Partner be allocated Partnership profits and losses on a basis other than such Partner's pro rata share of such profits and losses, based on the fully-funded level of such Partner's capital account.

               The accounting period for the Partnership shall be each business day. As of the end of each business day, the value of each Partner's capital account will be calculated (by the accountants retained by the Partners), and the aggregate of such values compared to the value of the Partnership's accounts at E.D. & F. Man International, Inc. and its affiliates ("E.D. & F. Man"). Any discrepancy between the two calculations which cannot be explained or rectified shall be resolved to the benefit of the Partnership.

          15. Partnership Taxation. The Partners intend that the Partnership shall be treated as a "general partnership" for federal, state and local income and franchise tax purposes and the Partners agree to take all action, including the amendment of this Agreement and the execution of other documents as may be required, to qualify for and receive such tax treatment. Furthermore, each Partner agrees that it shall not, in its own tax reporting and returns, take any position inconsistent with the Partnership being taxed as a "general partnership."

          16. Expenses. The Partnership shall pay no expenses. HAMI shall pay all expenses of establishing the Partnership and admitting the Partners to it, and, on an ongoing basis, shall ensure that no Partner incurs any expense as a result of participating in the Partnership which such Partner would not have incurred trading independently. Each Partner shall pay the expenses incurred by it (including, without limitation, brokerage and advisory fees) attributable to the Advisor's trading as provided in negotiations between each such Partner and the Advisor. Different Partners will have different financial arrangements regarding their trading, which they shall pay for individually, not through the Partnership (although they may withdraw capital from their capital account in order to pay such expenses).

               Any expenses (for example, annual audit costs) borne by the Partnership shall, like gross profits and losses, be allocated pro rata among the Partners based on their respective cash capital account balances as of the beginning of the respective accounting periods during which such expenses

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

accrued; provided that HAMI will pay any expense otherwise incurred by a Partner which such Partner would not have incurred trading independently.

          17. Investment of Partnership Assets. All of the Partnership's assets shall be held in the 91-day Treasury bills or cash, except to the extent such assets are invested in short-term foreign sovereign debt instruments in order to margin futures positions held on foreign exchanges.

          18. Borrowings Prohibited. The Partnership may not incur any indebtedness for money borrowed or guaranty, endorse or become contingently liable upon the obligation of any other person without the affirmative vote of a majority of the Partners.

               No Partner may borrow from the Partnership.

          19.    Tax Elections, Etc.   All tax elections and determinations on
behalf of the Partnership will be made by majority vote of the Partners, and each Partner agrees that it shall not, in its own tax reporting and returns, take any position inconsistent with that determined upon by such majority vote.

          20. Tax Matters Partner. The "tax matters partner" of the Partnership, as required by the Internal Revenue Code, shall be designated as of the beginning of each year by majority vote of the Partners.

          21. Books; Reports. The Partnership shall maintain its books in accordance with the accrual method of accounting. Such books shall be maintained at the office of the Partnership in Chicago, Illinois under the direction of HAMI, the general partner of each of the Partners.

               HAMI will provide each Partner monthly account statements, quarterly unaudited financial statements and annual reports (containing information at least the equivalent of that required by the CFTC-mandated audited financial statements).

          22.    Brokers; Bank Accounts, Etc.   All futures and futures option
transactions entered into by the Partnership shall be cleared through E.D. & F. Man and all forward trades executed for the Partnership shall be executed through E.D. & F. Man, as the sole counterparty to which the Partnership is financially liable.

               The Partners shall mutually be responsible for maintaining all books, records, bank accounts, etc., of the Partnership. The Partnership's accounts shall be maintained in the name of the Partnership.

          23. Accounting Principles; Accountants. The Partners, in forming the Partnership, intend that doing so shall have no effect on the investors in any of such Partners. To that end, the basic principle of the Partnership's accounting will be that each Partner, in participating in the Partnership, shall have the same economic result as such Partner would trading independently.

               The financial statements of the Partnership shall be audited each year by independent certified public accountants selected, as of the beginning of each fiscal year, by a majority vote of the Partners.

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

               HAMI, which is not and is ineligible to become a Partner, but which is party to this Agreement for the limited purposes set forth herein, hereby agrees that HAMI, as sole general partner of each of the Partners, shall instruct the independent public accountants of the Partners to perform a "surprise audit" of the Partnership (in the manner contemplated by Rule 206(4)-2(a)(5) of the Investment Advisers Act of 1940) at least twice during each fiscal year (including fiscal 1996, which is not a complete year). HAMI, itself, not any of the Partners, shall bear the costs of these surprise audits, the purpose of which shall be confirming compliance with the conditions set forth in the CFTC Exemptive Letter attached hereto as Exhibit A.

          24. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.


                       General Liability of the Partners

          25. Liability of the Partners. Each Partner shall be severally liable to all third parties for all debts and obligations of the Partnership and shall, as among the Partners themselves, be obligated promptly to restore any deficit balance in such Partner's capital account.

               Partners which have withdrawn from the Partnership shall nevertheless remain liable both to third parties and to the Partnership, as provided above, in respect of liabilities arising due to events which occurred while they were Partners.


                                Confidentiality

          26. Confidentiality. During the term of this Agreement, all information relating to the Partnership's activities shall constitute the proprietary assets of the Partnership. No Partner, while still a Partner, may use such information for its individual advantage.

          27. No Solicitation. Each of the Partners agrees that they will not solicit, for any purpose, any employees or associates of any other Partner during the term hereof.


                               Regulatory Matters

          28. Compliance with Laws. Each Partner agrees to comply with all applicable laws and regulations to the extent that not doing so might have a material and adverse effect on the Partnership.

          29. Regulatory Status. It is the intention of the Partners that the Partnership be treated as a general partnership for all regulatory purposes. All Partners agree that, to that end, they will take such actions -- including voting to amend this Agreement -- and in such manner as they may be advised by independent legal counsel may be necessary or advisable to achieve such result.

          30. "Commodity Pool" Status. Each Partner, severally, shall be responsible for ensuring that the Partnership complies with such rules and regulations as the CFTC and the Securities and Exchange Commission (the "SEC") may determine from time to time should be applicable to the Partnership. The Partnership is formed and operated pursuant to exemptive relief obtained from the

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

Division of Trading and Markets of the CFTC, which relief has been explicitly been conditioned on the satisfaction of certain requirements, and each Partner shall severally be responsible for ensuring the ongoing satisfaction of such requirements.

               By becoming a member of the Partnership, each Partner agrees that it shall be individually responsible to the CFTC for the regulatory compliance of the Partnership, and that the CFTC may require such Partner to deal with the CFTC in respect of all matters relating to the Partnership without need of involving any other Partner.


                              Term and Termination

          31.    Term.  This Agreement shall terminate:  (i) December 31, 1996;
(ii) in the event that HAMI is no longer registered as a "commodity pool operator" with the CFTC; (iii) if, as of the close of business on any trading day, the Partnership's cumulative returns (adjusted for additions and withdrawals) represent a loss of 50% or more from the date of the formation of the Partnership; (iv) in the event that any Partner is advised that there is a reasonable possibility of the SEC regarding the general partnership interests in the Partnership as constituting "securities" within the meaning of the Investment Company Act of 1940 or the Investment Advisers Act of 1940; (v) upon the admission of any entity not qualified to be a Partner pursuant to Section 4 hereof; or (vi) on March 4, 1997 if the CFTC exemptive relief granted to HAMI on a "pilot program" basis and which is necessary to permit the operation of the Partnership is not extended (or obviated) by such date.

          32. Termination. This Agreement may be terminated at any time by majority vote of the Partners.

          33.    Accounting Upon Dissolution.   The Partners, acting together,
shall wind up the affairs of the Partnership upon dissolution in accordance with all applicable law.

          34. Effect of Bankruptcy or Dissolution. The bankruptcy or dissolution of a Partner shall constitute the withdrawal of such Partner from the Partnership, but shall not dissolve the Partnership.


                           Partners' Representations

          35. Representations and Warranties. Each of the Partners represents, warrants and agrees with each other Partner that:

               (i)  it is duly organized and validly existing;

               (ii) the execution, delivery and performance of this Agreement have been duly authorized, and this Agreement, when executed and delivered, will be valid and binding on it;

               (iii) the execution, delivery and performance of this Agreement do not contravene any provision of, or constitute a default under, any material agreement binding on it or any of its affiliates or any order of any court, commission or governmental agency to which it or any of its affiliates are subject; and

               (iv) it is operated by HAMI, a "commodity pool operator" duly registered with the CFTC in full compliance with all applicable rules and regulations of the CFTC.


                                 Miscellaneous

          36. HAMI Undertaking. HAMI is not, and is ineligible to become, a Partner. However, HAMI is party to this Agreement for the limited purposes set forth herein. One of such purposes is for HAMI hereby to agree unconditionally and without defense or set-off, to indemnify and hold harmless each Partner from any and all losses, expenses, costs, claims or liabilities incurred by such Partner (i) as a result of participating in the Advisor's futures and forward trading as a general partner of the Partnership as opposed to directly through an individual managed account, or (ii) as a result of the Partnership not being operated as set forth in the CFTC Exemptive Letter attached hereto as Exhibit A (whether due to HAMI's negligence or otherwise).

          37. Undertaking of E.D. & F. Man. E.D. & F. Man is not, and is ineligible to become, a Partner. However. E.D. & F. Man is party to this Agreement for the limited purposes set forth herein. In particular, E.D. & F. Man hereby agrees that in the event that there arises a deficit in the Partnership's trading accounts at E.D. & F. Man, E.D. & F. Man will collect such deficit pro rata from the Partners according to their respective participation in the Partnership, and that to the extent that such deficit is not satisfied by such pro rata collection, E.D. & F. Man shall collect the balance of such deficit from HAMI before attempting to collect any of such balance from any of the Partners.

          38. Securities Prohibited. In no event may the Partnership trade or invest in any securities, except to the extent of investing its funds in 91-day Treasury bills held to maturity or short-term foreign sovereign debt for use in margining foreign futures and forward trading.

          39. Notices. All notices required or permitted to be given to any Partner in connection with this Agreement shall be given in writing, shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile or other electronic means and shall be addressed as follows:

                         [Partner]
                         c/o Heinold Asset Management, Inc.,
                           General Partner
                         440 South LaSalle Street
                         20th Floor
                         Chicago, Illinois  60605
                         Attention:  Mr. Daniel E. Ragen

          40. Waivers and Amendments. This Agreement may be amended, superseded, canceled, terminated, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all Partners or, in the case of a waiver, by the Partner waiving compliance; provided that no amendment may be made hereto which is in any respect inconsistent with the applicable rules and regulations of the CFTC or the SEC.

          41. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors.

          42. No Assignment. None of the Partners may assign or transfer their interests herein.

          43. Survival. All obligations to settle accounts hereunder shall survive until such settlement is effected.

          44. Further Assurances. The Partners shall execute, deliver and acknowledge such documents and take such actions as may be reasonably required to consummate the transactions contemplated hereby.

          45. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          46. Entire Agreement. This Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement of the parties with respect thereto.

          47. Counterparts. This Agreement may be executed by the Partners in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by any one, but together signed by both, of the parties hereto.

          48.    Governing Law and Forum.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

               (b) Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in a federal court of the Northern District of Illinois and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

               (c) All agreements entered into by the Partnership, unless a majority of the Partners shall otherwise agree, shall include the preceding two paragraphs or other provisions to the same effect.

               IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                   POOLS ON THE ATTACHED LIST, AS
                                   AMENDED AND SUPPLEMENTED FROM
                                   TIME TO TIME

                                   By:  HEINOLD ASSET MANAGEMENT, INC.
                                        General Partner

                                   By:
                                        Daniel E. Ragen
                                        President


                                   HEINOLD ASSET MANAGEMENT, INC.,
                                   not as a Partner, but for the limited
                                   purposes set forth herein


                                   By:

                          LIST OF PARTICIPATING POOLS




The Future Fund
The Future Fund II
The Futures Advantage Fund
The Futures Dimension Fund
The Horizon Futures Fund
The Horizon World Futures Fund
The Jefferson Futures Fund
Landmark Fund I, A Limited Partnership
Landmark Fund II, A Limited Partnership
New Century Currency & Financial Fund L.P.
Patriot Futures Fund I
Patriot Futures Fund II
Renaissance Futures Fund
The Resource Fund
Sycamore Futures Fund

                                   FORM OF

                              GENERAL PARTNERSHIP

                                   AGREEMENT

                                  BY AND AMONG

                          THE VARIOUS COMMODITY POOLS

                                SIGNATORY HERETO





                              dated as of ______

                                   FORM OF
                         GENERAL PARTNERSHIP AGREEMENT


                               TABLE OF CONTENTS



                            General                    Page

1.  Name                                                 1

2.  Principal Place of Business                          1

3.  Objective                                            1

4.  Admission of Partners                                1

5.  Capital Contributions and Withdrawals                1

6.  Authority of Partners; Access to Information         2

7.  Interest in Other Transactions                       2

8.  Exclusivity                                          2

9.  Time Commitment                                      2

10.  Personal Property; Partnership Property             2


Partners' Representatives

11.  Designation of Representatives                      3

12.  Meetings of Representatives                         3

13.  Reports of Representatives                          3


Financial and Tax Matters

14.  Allocation of Profits and Losses
     for Financial and Tax Purposes                      3

15.  Partnership Taxation                                4

16.  Expenses                                            4

17.  Investment of Partnership Assets                    4

18.  Borrowings Prohibited                               4





19.  Tax Elections, Etc.                                 5

20.  Tax Matters Partner                                 5

21.  Books; Reports                                      5

22.  Brokers; Bank Accounts, Etc.                        5

23.  Accounting Principles; Accountants                  5

24.  Fiscal Year                                         5


             General Liability of the Partners

25.  Liability of the Partners                           6


                      Confidentiality

26.  Confidentiality                                     6

27.  No Solicitation                                     6


                    Regulatory Matters

28.  Compliance with Laws                                6

29.  Regulatory Status                                   6

30.  "Commodity Pool" Status                             6


                   Term and Termination

31.  Term                                                7

32.  Termination                                         7

33.  Accounting Upon Dissolution                         7

34.  Effect of Bankruptcy or Dissolution                 7




                 Partners' Representations


35.  Representations and Warranties                      7


                       Miscellaneous

36.  HAMI Undertaking                                    7

37.  Undertaking of E.D. & F. Man                        8

38.  Securities Prohibited                               8

39.  Notices                                             8

40.  Waivers and Amendments                              8

41.  Binding Effect                                      8

42.  No Assignment                                       8

43.  Survival                                            8

44.  Further Assurances                                  8

45.  Headings                                            8

46.  Entire Agreement                                    9

47.  Counterparts                                        9

48.  Governing Law and Forum                             9

Exhibit A -- CFTC Exemptive Letter


Testimonium


Signatures